Exhibit 99

National Health Investors Sets First Quarter Earnings Release and Conference Call Dates

MURFREESBORO, Tenn., April 25, 2011 /PRNewswire/ -- National Health Investors, Inc. (NYSE: NHI) announced today details for the release of its results for the first quarter ended March 31, 2011.

NHI plans to issue its earnings release for the first quarter before the market opens on Thursday, May 5, 2011, and will host a conference call on the same day at 2 p.m. ET. The number to call for this interactive teleconference is (212) 271-4657 with the confirmation number, 21521567.

The live broadcast of NHI's first quarter conference call will be available online at www.nhinvestors.com as well as http://www.videonewswire.com/event.asp?id=79032 on Thursday, May 5, 2011, at 2 p.m. ET. The online replay will follow shortly after the call and continue for approximately 90 days.

National Health Investors, Inc. is a healthcare real estate investment trust that specializes in the financing of healthcare real estate by purchase and leaseback transactions and by mortgage loans. NHI's investments involve skilled nursing facilities, assisted living facilities, independent living facilities, medical office buildings, an acute psychiatric hospital, an acute care hospital and a transitional rehabilitation center. The common stock of the company trades on the New York Stock Exchange with the symbol NHI. Additional information about NHI, including its most recent press releases, may be obtained on NHI's website at www.nhinvestors.com.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements may involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI's judgment as of the date of this release.  Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI's Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC's web site at http://www.sec.gov or on NHI's website at http://www.nhinvestors.com.

Contact: Roger R. Hopkins, Chief Accounting Officer, +1-615-890-9100, or Tripp Sullivan, Corporate Communications, Inc., +1-615-324-7335